Exhibit 99.1

Anexo al Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos, aprobado por Real Decreto 1065/2007

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos

Annex to Royal Decree 1065/2007, of 27 July, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes

Declaration form referred to in paragraphs 3, 4 and 5 of Article 44 of the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes

Don (nombre), con número de identificación fiscal ( )(1), en nombre y representación de (entidad declarante), con número de identificación fiscal ( )(1) y domicilio en ( ) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number ( )(1), in the name and on behalf of (entity), with tax identification number ( )(1) and address in ( ) as (function—mark as applicable):

(a) Entidad Gestora del Mercado de Deuda Pública en Anotaciones.

(a) Management Entity of the Public Debt Market in book entry form.

(b) Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero.

(b) Entity that manages the clearing and settlement system of securities resident in a foreign country.

(c) Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español.

(c) Other entities that hold securities on behalf of third parties within clearing and settlement systems domiciled in the Spanish territory.

(d) Agente de pagos designado por el emisor.

(d) Issuing and Paying Agent appointed by the issuer.

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Makes the following statement, according to its own records:

1. En relación con los apartados 3 y 4 del artículo 44:

1. In relation to paragraphs 3 and 4 of Article 44:

1.1 Identificación de los valores.

1.1 Identification of the securities.

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1.2 Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados).

1.2 Income payment date (or refund if the securities are issued at discount or are segregated).

1.3 Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados).

1.3 Total amount of income (or total amount to be refunded, in any case, if the securities are issued at discount or are segregated).

1.4 Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora.

1.4 Amount of income corresponding to Individual Income Tax taxpayers, except segregated coupons and segregated principals for which reimbursement an intermediary entity is involved.

1.5 Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados).

1.5 Amount of income which according to paragraph 2 of Article 44 must be paid gross (or total amount to be refunded if the securities are issued at discount or are segregated).

2. En relación con el apartado 5 del artículo 44:

2. In relation to paragraph 5 of Article 44:

2.1 Identificación de los valores.

2.1 Identification of the securities.

2.2 Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados).

2.2 Income payment date (or refund if the securities are issued at discount or are segregated).

2.3 Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados).

2.3 Total amount of income (or total amount to be refunded if the securities are issued at discount or are segregated).

2.4 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A.

2.4 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country A.

2.5 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B.

2.5 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country B.

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2.6 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C.

2.6 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country C.

Lo que declaro en      a      de      de

I declare the above in      on the      of      of

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia.
(1)

In case of non-residents (individuals or corporations) without permanent establishment in Spain it shall be included the number or identification code which corresponds according to their country of residence.

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